UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2016

RIGHTSIDE GROUP, LTD.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36262	32-0415537
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5808 Lake Washington Blvd. NE, Suite 300 Kirkland, WA	98033
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (425) 298-2500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 30, 2016, Rightside Group, Ltd. (the “Company”) entered into an Amendment No. 3 to Credit Agreement (the “Amendment”) by and among the Company, its domestic subsidiaries Rightside Operating Co. and eNom, Incorporated (together with the Company, the “U.S. Borrowers”), its foreign subsidiaries DMIH Limited, United TLD Holdco Ltd. and Rightside Domains Europe Limited (collectively the “Non-U.S. Borrowers” and together with the U.S. Borrowers, the “Borrowers”) and Silicon Valley Bank (“SVB”) as lender.  The Amendment revises the terms of the Company’s existing Credit Agreement, dated as of August 1, 2014, as amended (the “SVB Credit Facility”), by and among the Borrowers and SVB.

The Amendment, among other changes, amends certain financial covenants, including the maximum consolidated net leverage ratio, minimum liquidity ratio and minimum consolidated EBITDA, as well as eliminates a fixed charge coverage ratio.  The Amendment further consents to the Borrowers’ prepayment of a Term Loan (as defined in the Agreement).

Additional details of the SVB Credit Facility were previously disclosed in the Company’s Forms 8-K filed with the Securities and Exchange Commission on August 7, 2014, August 15, 2014 and June 26, 2015, and are incorporated herein by reference.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amendment No. 3 of Credit Agreement between Rightside Group, Ltd. and certain of its subsidiaries and Silicon Valley Bank, dated as of March 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RIGHTSIDE GROUP, LTD.
(Registrant)

By:	/s/ Taryn J. Naidu
Taryn J. Naidu
Chief Executive Officer

Date: April 4, 2016